SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                         (Amendment No. ______________)


/x/  Filed by the Registrant
/ /  Filed by a party other than the Registrant

Check the appropriate box:

/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(2) or Rule 14a-12

                              BIO-RAD LABORATORIES
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of filing fee (Check the appropriate box):


/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transactions applies:
         (2) Aggregate number of securities to which transactions applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1) Amount previously paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing party:
         (4) Date filed:

  Note: The foregoing changes to the facing page of the proxy statement reflect revisions to the proxy rules effective as of October 1996. No fee is now required in connection with the filing of this proxy statement.

                                   APPENDIX A
                             CLASS A FRONT OF CARD:
PROXY
CLASS A STOCK
BIO-RAD LABORATORIES, INC.
Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders
April 29, 1997

       The undersigned does hereby appoint DAVID SCHWARTZ and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class A Common Stock of Bio-Rad Laboratories, Inc. ("Bio-Rad"), to be held at the Company's corporate offices, 1000 Alfred Nobel Drive, Hercules, California, on Tuesday, April 29, 1997 at 4:00 P.M., Pacific Daylight Time, and at any and all adjournments or postponements thereof:

            PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                (Continued and to be signed on the reverse side.)


                             CLASS A BACK OF CARD:

BIO-RAD LABORATORIES, INC.
PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY. / /
This proxy will be voted as specified below. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated on the reverse to vote in his discretion on other matters which may properly come before the meeting. The Board of Directors recommends a Vote FOR Items 1 and 2.


(1) ELECTION OF DIRECTORS
    ALBERT J. HILLMAN, PHILIP L. PADOU
                                              For         Withhold       For All
                                              All            All         Except
                                              ---            ---         ------
                                              / /            / /           / /
    -------------------------------------
    (Instruction: To withhold authority to
     vote for any nominee(s) write the
     name(s) of such nominee(s) above.)

(2) PROPOSAL to ratify the selection of     For         Against        Abstain
Arthur Andersen LLP to serve as the         ---         -------        ------
Company's independent auditors.             / /           / /            / /

Receipt of the Notice of Annual Meeting of Stockholders and proxy statement is hereby confirmed.
Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary.


                           Date:
                                              --------------------------
                           Signature:
                                              --------------------------
                           Signature,
                           if held jointly:
                                              --------------------------

                                   APPENDIX B
                             CLASS B FRONT OF CARD:
PROXY
CLASS B STOCK
BIO-RAD LABORATORIES, INC.
Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders
April 29, 1997

       The undersigned does hereby appoint DAVID SCHWARTZ and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class B Common Stock of Bio-Rad Laboratories, Inc. ("Bio-Rad"), to be held at the Company's corporate offices, 1000 Alfred Nobel Drive, Hercules, California, on Tuesday, April 29, 1997 at 4:00 P.M., Pacific Daylight Time, and at any and all adjournments or postponements thereof:

            PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                (Continued and to be signed on the reverse side.)

                             CLASS B BACK OF CARD:

BIO-RAD LABORATORIES, INC.
PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY. / /
This proxy will be voted as specified below. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated on the reverse to vote in his discretion on other matters which may properly come before the meeting. The Board of Directors recommends a Vote FOR Items 1 and 2.

(1) ELECTION OF DIRECTORS
    JAMES J. BENNETT, ALICE N. SCHWARTZ,
    DAVID SCHWARTZ, NORMAN SCHWARTZ, BURTON A. ZABIN.
                                              For         Withhold       For All
                                              All            All         Except
                                              ---            ---         ------
                                              / /            / /           / /
    -------------------------------------
    (Instruction: To withhold authority to
     vote for any nominee(s). write the
     name(s) of such nominee(s) above.)

(2) PROPOSAL to ratify the selection of     For         Against        Abstain
Arthur Andersen LLP to serve as the         ---         -------        ------
Company's independent auditors.             / /           / /            / /

Receipt of the Notice of Annual Meeting of Stockholders and proxy statement is hereby confirmed.
Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary.


                           Date:
                                              --------------------------
                           Signature:
                                              --------------------------
                           Signature,
                           if held jointly:
                                              --------------------------

                           BIO-RAD LABORATORIES, INC.
                            1000 Alfred Nobel Drive
                           Hercules, California 94547

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                           BIO-RAD LABORATORIES, INC.



                           TO BE HELD APRIL 29, 1997

To the Stockholders of Bio-Rad Laboratories, Inc.:

    The annual meeting of the stockholders of Bio-Rad Laboratories, Inc. ("Bio-Rad" or the "Company") will be held at the Company's corporate offices, 1000 Alfred Nobel Drive, Hercules, California on Tuesday, April 29, 1997 at 4:00 p.m., Pacific Daylight Time, to consider and act on:

         (1) The election of two directors of the Company by the holders of outstanding Class A Common Stock and five directors of the Company by the holders of outstanding Class B Common Stock;

         (2) A proposal to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

         (3) Such other matters as may properly come before the meeting and at any adjourments or postponements thereof.

    The Board of Directors of the Company has fixed the close of business on March 20, 1997, as the record date for the determination of the stockholders entitled to notice of and to vote at this annual meeting and at any adjournments or postponements thereof. The stock transfer books of the Company will not be closed.

    All stockholders are invited to attend the annual meeting in person, but those who are unable to do so are urged to execute and return promptly the enclosed Proxy in the provided postage-paid envelope. Since a majority of the outstanding shares of each class of common stock of the Company must be present or represented at the annual meeting to elect directors and conduct the other business matters referred to above, your promptness in returning the enclosed Proxy will be greatly appreciated. Your Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting and revoke your Proxy.

    All stockholders who attend the annual meeting in person are invited to join the Company for dinner immediately following the meeting.

                                            By order of the Board of Directors
                                            BIO-RAD LABORATORIES, INC.


                                            SANFORD S. WADLER, Secretary

Hercules, California
April 1, 1997

                           BIO-RAD LABORATORIES, INC.
                             1000 ALFRED NOBEL DRIVE
                           HERCULES, CALIFORNIA 94547

                                 PROXY STATEMENT

                          INFORMATION REGARDING PROXIES

    The enclosed Proxy is solicited on behalf of the Board of Directors of Bio-Rad Laboratories, Inc., a Delaware corporation ("Bio-Rad" or the "Company"), in connection with the annual meeting of stockholders of the Company to be held on Tuesday, April 29, 1997 at 4:00 p.m., and at any adjournments or postponements thereof. Solicitation of Proxies will be by mail at the expense of the Company. Copies of this Proxy Statement and the accompanying notice and Proxy are first being mailed to stockholders on or about April 3, 1997.

    Shares for which a properly executed Proxy in the enclosed form is returned will be voted at the meeting in accordance with the directions on such Proxy. If no voting instructions are indicated with respect to one or more of the proposals, the Proxy will be voted in favor of the proposal(s). Any Proxy may be revoked by the record owner of the shares at any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date or by attending the meeting in person and announcing such revocation.

                               VOTING SECURITIES

    The securities of the Company entitled to vote at the meeting consist of shares of its Class A Common Stock and Class B Common Stock, both $1.00 par value (collectively, "Common Stock"). 9,786,229 shares of Class A Common Stock and 2,615,803 shares of Class B Common Stock were issued and outstanding at the close of business on March 20, 1997. Only stockholders of record at the close of business on March 20, 1997 will be entitled to notice of and to vote at the meeting. The presence, in person or by Proxy, of the holders of a majority of the voting power will constitute a quorum for the transaction of business. Each share of Class A Common Stock is entitled to one-tenth of a vote and each share of Class B Common Stock is entitled to one vote, except in the election of directors and any other matter requiring the vote of one or both classes of Common Stock voting separately. The sum of one-tenth the number of shares of Class A Common Stock and the number of shares of Class B Common Stock constitutes the "Voting Power" of the Company.

    The holders of Class A Common Stock, voting as a separate class, are entitled to elect two directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the other five directors. The affirmative vote of the holders of a majority of each class of Common Stock present in person or represented by Proxy is necessary for the election of directors by that class. The stockholders do not have any right to vote cumulatively in any election of directors.

    On all other matters submitted to a vote at the annual meeting (except matters requiring the vote of one or both classes voting separately), the affirmative vote of the holders of a majority of the Voting Power present in person or represented by Proxy is necessary for approval. The Board of Directors is not aware of any matters that might come before the meeting other than those mentioned in this Proxy Statement. If, however, any other matters properly come before the annual meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

    Under the Company's Bylaws and Delaware law: (1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table presents certain information as of March 20, 1997, with respect to Class A Common Stock and Class B Common Stock owned by: (i) any person who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of either class, (ii) each director of Bio-Rad, (iii) certain executive officers of Bio-Rad named in the "Summary Compensation Table" of this Proxy Statement, and (iv) all directors and executive officers of Bio-Rad as a group.

                                             CLASS A COMMON STOCK (1)                  CLASS B COMMON STOCK
                                     --------------------------------------- ---------------------------------------
      NAME AND, WITH RESPECT TO          NUMBER OF SHARES AND      PERCENT       NUMBER OF SHARES AND      PERCENT
    OWNER OF 5% OR MORE, ADDRESS       NATURE OF OWNERSHIP (2)     OF CLASS    NATURE OF OWNERSHIP (2)     OF CLASS
------------------------------------ -------------------------- ------------ -------------------------- ------------
Bernard A. Egan                      789,568 of record          8.1%         121,312 of record          4.7%
 1900 Old Dixie Highway              and beneficially                        and beneficially
 Fort Pierce, FL 34946

David and Alice N. Schwartz          1,609,687 of record        16.6%        1,690,044 of record        63.8%
 Bio-Rad Laboratories, Inc.          and beneficially (3)                    and beneficially (3) (5)
 1000 Alfred Nobel Drive
 Hercules, CA 94547

Norman Schwartz (4)                  101,417 of record          1.0%         205,532 of record          7.9%
 Bio-Rad Laboratories, Inc.          and beneficially (5)                    and beneficially
 1000 Alfred Nobel Drive
 Hercules, CA 94547

Steven Schwartz (4)                  81,174 of record           0.8%         146,527 of record          5.7%
 Bio-Rad Laboratories, Inc.          and beneficially                        and beneficially
 1000 Alfred Nobel Drive
 Hercules, CA 94547

James J. Bennett                     73,580 of record           0.8%         23,727 of record           0.9%
                                     and beneficially (5)                    and beneficially

Albert J. Hillman                    4,454 of record            0.0%         4,117 of record            0.2%
                                     and beneficially                        and beneficially

Philip L. Padou                      no shares owned of          --          no shares owned of           --
                                     record or beneficially                  record or beneficially

Sanford S. Wadler                    10,751 of record           0.1%         no shares owned of           --
                                     and beneficially (5)                    record or beneficially

Burton A. Zabin                      5,122 of record            0.1%         65,517 of record           2.5%
                                     and beneficially (5)                    and beneficially

All directors and executive          1,811,196 of record        18.6%        1,988,937 of record        75.1%
officers as a group (10 persons)     and beneficially (5)                    and beneficially (5)

(l) Excludes Class A shares that may be acquired on conversion of Class B shares. Class B shares may be converted to Class A shares on a one for one basis which, if fully converted, would result in the following percentage ownership of Class A shares: Bernard A. Egan 7.4%; David and Alice N. Schwartz 26.7%; Norman Schwartz 2.5%; Steven Schwartz 1.9%; James J. Bennett 0.8%; Albert J. Hillman 0.1%; Philip L. Padou 0%; Sanford S. Wadler 0.1%; Burton A. Zabin 0.6%; and all directors and executive officers as a group 30.7%. Management considers any substantial conversions by the executive officers or directors listed in the table to be highly unlikely.
(2) Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have voting and investment power with respect to such shares.
(3) As spouses, David and Alice N. Schwartz, each have a one-half community property interest in these shares.
(4)  Norman  Schwartz  and  Steven  Schwartz  are  sons of  David  and  Alice N.
     Schwartz.
(5) Includes shares with respect to which such persons have the vested right to acquire beneficial ownership under the Company's employee stock purchase plan and stock option agreements, as follows: Norman Schwartz, 8,440 shares; James J. Bennett, 5,625 shares; Sanford S. Wadler, 6,188 shares; Burton A. Zabin, 2,813 shares; and all directors and executive officers as a group, 25,692 Class A Common shares; and David Schwartz, 61,201 Class B Common shares.

                            I. ELECTION OF DIRECTORS

    The Board of Directors has seven members. Management has nominated the seven persons listed in the following table as the candidates of the respective class of Common Stock indicated. All are currently directors of the Company, with terms expiring as of the date of the annual meeting of stockholders or on election and qualification of their successors. David Schwartz and Alice N. Schwartz are husband and wife; Norman Schwartz is their son. No other family relationships exist among the Company's current and nominated directors or executive officers. As husband and wife, David and Alice N. Schwartz share equally in all remuneration and other benefits accorded to either of them by the Company.

    The directors elected at this meeting will serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. It is the intention of the persons named in the Proxy to vote the shares subject to such Proxy for the election as directors of the persons listed in the following table. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that at the meeting or any adjournments or postponements thereof any nominee declines or is unable to serve, the persons named in the enclosed Proxy will, in their discretion, vote the shares subject to such Proxy for another person selected by them for director.


                      CLASS OF
                    COMMON STOCK                  PRESENT PRINCIPAL EMPLOYMENT           DIRECTOR
       NAME           TO ELECT     AGE           AND PRIOR BUSINESS EXPERIENCE            SINCE
----------------- --------------  -----  ------------------------------------------    ----------
James J. Bennett     Class B       68    Executive Vice President and Chief               1977
                                         Operating Officer of the Company, serving
                                         as Vice  President  and  Chief  Operating
                                         Officer  since 1993;  Vice  President and
                                         Group Manager,  Clinical Diagnostics from
                                         1985 to 1993;  Vice  President  and Chief
                                         Operating  Officer  of the  Company  from
                                         1977 to 1985.

Albert J. Hillman    Class A       65    Of Counsel in the law firm of Townsend and       1980
                                         Townsend and Crew since 1995 and partner in
                                         the firm from 1965 to 1995, which firm
                                         serves as patent counsel for the
                                         Company.

Philip L. Padou      Class A       62    Retired since 1991; Vice President and Chief     1980
                                         Financial Officer of Ozier Perry and
                                         Associates (a risk assessment software and
                                         consulting company) from 1987 to 1991.

Alice N. Schwartz    Class B       70    Retired since 1979; Research Associate,          1967
                                         University of California, from 1972 to 1978.

David Schwartz       Class B       73    President of the Company since 1957.             1957

Norman Schwartz      Class B       47    Vice President of the Company since 1989,        1995
                                         and Group Manager, Clinical Diagnostics
                                         since 1993.

Burton A. Zabin      Class B       61    Vice President and Group Manager, Life           1968
                                         Science since 1982.

   In addition to James J. Bennett, David Schwartz, Norman Schwartz and Burton A. Zabin, the following persons were executive officers of the Company during all or part of 1996: George Bers, Thomas L. Braje, Thomas C. Chesterman, James L. Viglienzone and Sanford S. Wadler. George Bers (age 46) has been Group Manager of the Molecular Bioscience Group since 1995, and was appointed Vice President in 1996. Previously, he was a division manager within Bio-Rad since 1991. Thomas L. Braje was appointed

Vice President and Chief Financial Officer in 1989; he retired in October 1996. James L. Viglienzone was appointed Treasurer in 1989; he resigned in February 1996. Thomas C. Chesterman (age 37) was appointed Treasurer in 1996, and then named Chief Financial Officer in March 1997. Prior to joining Bio-Rad, he was Vice President and Chief Financial Officer of NordicTel Holdings AB (Sweden) from 1993 to 1996, and was Managing Director of Finance with AirTouch Communications from 1990 to 1993. Sanford S. Wadler (age 50) has been General Counsel and Secretary since 1989 and was appointed Vice President in 1996.

    The above named individuals also serve in various management capacities with wholly-owned subsidiaries of Bio-Rad. David Schwartz, by virtue of his Common Stock ownership (see "Principal and Management Stockholders") and his position as a director and the President of Bio-Rad, may be deemed to be a control person of the Company.

                      COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors of the Company has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or other committees performing similar functions. During 1996, the Board of Directors held a total of 14 meetings (including regularly scheduled and special meetings) and no director attended fewer than 75% of such meetings and meetings of any committee on which such director served.

    The Audit Committee is composed of Philip L. Padou and met three times in 1996. The Audit Committee recommends to the Board of Directors the firm to be employed by the Company as its independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting policies and its system of internal accounting controls. The Compensation Committee, consisting of two non-employee directors, Albert J. Hillman and Philip L. Padou, met two times in 1996. The Compensation Committee reviews and approves the Company's executive compensation policies. A more complete discussion is provided in the "Report of the Compensation Committee of the Board of Directors" of this Proxy Statement.

                            COMPENSATION OF DIRECTORS

    In 1996, Townsend and Townsend and Crew, the patent law firm of which Albert
J. Hillman is Of Counsel, rendered legal services to the Company. The Board of Directors has relied upon the Company's General Counsel to determine that the services of Townsend and Townsend and Crew were provided on terms at least as fair to the Company as if they had been provided by a non-affiliate. The General Counsel is responsible for the management of all of the Company's relationships with providers of legal services.

    Pursuant to the policy of the Board of Directors of Bio-Rad, directors who are not also employees of Bio-Rad are paid for serving as directors a fee of $1,250 per month plus $100 for any meetings in excess of 16 per year. Audit Committee members are paid $625 per month.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ABOVE-NAMED DIRECTOR NOMINEES FOR THE CLASS OR CLASSES OF COMMON STOCK THAT YOU HOLD.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

   The following Summary Compensation Table presents compensation paid or accrued by the Company for services rendered during 1996, 1995, and 1994 for the CEO and the four other most highly compensated executive officers of the Company ("Named Executive Officers") whose total annual salary and bonus exceeded $100,000 in 1996.

                                                   SUMMARY COMPENSATION TABLE
                                                                                    LONG-TERM COMPENSATION (2)
                                                                                     ----------------------------
                                                                                      SHARES
    NAME AND                                  ANNUAL COMPENSATION (1)                UNDERLYING     ALL OTHER
PRINCIPAL POSITION                    YEAR          SALARY           BONUS            OPTIONS (3)  COMPENSATION (4)
------------------------              ----         --------         -------          ------------  ------------------
David Schwartz                        1996         $519,267         $ 87,200           36,750         $  7,500
President                             1995         $494,078         $111,600           36,450         $  7,500
                                      1994         $453,506         $116,887           36,000         $  9,000

James J. Bennett                      1996         $419,821         $ 73,468            7,500         $  7,500
Executive Vice President              1995         $393,299         $ 91,063            7,500         $  7,500
and Chief Operating                   1994         $350,060         $ 92,481            7,500         $  9,000
Officer

Sanford S. Wadler                     1996         $247,367         $ 36,944            3,000         $  7,500
Vice President,                       1995         $216,751         $ 67,489            3,000         $  7,500
General Counsel                       1994         $206,940         $ 71,032            3,000         $  9,000
and Secretary

Burton A. Zabin                       1996         $238,093         $  8,925            3,750         $  7,500
Vice President                        1995         $228,518         $ 39,043            3,750         $  7,500
and Group Manager                     1994         $222,066         $ 33,953            3,750         $  9,000

Norman Schwartz                       1996         $208,105         $ 56,557            3,750         $  7,500
Vice President and                    1995         $199,998         $ 23,409            3,750         $  7,500
Group Manager                         1994         $175,992         $ 35,508            3,750         $  9,000

------------------------
(1)All Other Annual Compensation amounts for each of the Named Executive Officers were less than the amounts required for separate reporting and are included in salary.
(2)There were no Restricted Stock awards.
(3)Amounts reported for 1995 and 1994 have been restated to reflect the 3-for-2 stock split effected in the form of a 50% stock dividend in May 1996.
(4)Amounts reported are contributions made pursuant to the Employees' Deferred Profit Sharing Retirement Plan. A more complete discussion is provided in the section titled "Profit Sharing Plan Contributions" of the "Report of the Compensation Committee of the Board of Directors" in this Proxy Statement.

    The following table presents certain information regarding stock options granted to the Named Executive Officers in 1996.

                                                        OPTION GRANTS IN 1996

                                                             INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE AT
                                           ------------------------------------------------------         ASSUMED ANNUAL RATES OF
                                                                                                          STOCK PRICE APPRECIATION
                                             NUMBER OF     % OF TOTAL                                        FOR OPTION TERM (2)
                                            SECURITIES       OPTIONS                                    ----------------------------
                                            UNDERLYING      GRANTED TO      EXERCISE                      ASSUMED          ASSUMED
                                             OPTIONS        EMPLOYEES         PRICE     EXPIRATION      APPRECIATION    APPRECIATION
       NAME                                  GRANTED (1)     IN 1996        ($/SHARE)      DATE             OF 5%          OF 10%
------------------------                  ---------------  ------------   -------------  ----------     ----------------------------
David Schwartz                                36,750           25.0%       $   25.92      02/07/01         $298,212         $625,760

James J. Bennett                               7,500            5.1%       $   26.67      02/07/01         $ 55,235         $122,081

Sanford S. Wadler                              3,000            2.0%       $   26.67      02/07/01         $ 22,094         $ 48,832

Burton A. Zabin                                3,750            2.6%       $   26.67      02/07/01         $ 27,617         $ 61,041

Norman Schwartz                                3,750            2.6%       $   29.33      02/07/01         $ 17,642         $ 51,066

(1) All stock options granted in 1996 are incentive stock options with the exception of a non-qualified stock option for 36,750 shares granted to David Schwartz. The exercise prices are equal to at least 100% of the fair market value of the underlying securities at the time such options were granted. All shares subject to the above options are Class A shares with the exception of all of the options granted to David Schwartz which were for Class B shares. All stock options have a term of five years and become exercisable at a rate not greater than 25% per annum commencing one year after the date of grant. In 1996, options to purchase 61,500 shares were granted to all executive officers as a group, and options to purchase 85,500 shares were granted to all other employees.

(2) Potential realizable value is based on an assumption that the stock price of the applicable class of Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the five year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

   The following table presents the number of shares for which options were exercised, as well as the number of exercisable and unexercisable options held by the Named Executive Officers at December 31, 1996.

                                               AGGREGATED OPTION EXERCISES IN 1996 AND
                                                   DECEMBER 31, 1996 OPTION VALUES

                                                                               NUMBER OF
                                                                          SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                                           UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                                                           AT DECEMBER 31, 1996          AT DECEMBER 31, 1996 (1)
                                        SHARES                           ------------------------      ----------------------------
                                       ACQUIRED           VALUE
       NAME                           ON EXERCISE        REALIZED        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------    ---------------------  ---------------   --------------  --------------  ------------- ---------------
David Schwartz                             --               --             67,276          113,924       $1,226,300       $1,472,550

James J. Bennett                           --               --              8,625           18,750       $  161,768       $  214,669

Sanford S. Wadler                          --               --              5,588            7,312       $  107,093       $   82,006

Burton A. Zabin                           9,377       $  178,642             --              9,373       $     --         $  107,296

Norman Schwartz                            --               --              7,277            9,373       $  133,171       $   89,923

(1) The market prices of Class A Common Stock and Class B Common Stock at December 31, 1996 were $30.00 and $28.625 per share, respectively.

OTHER EXECUTIVE COMPENSATION

    In January 1997, the Company entered into a non-competition and employment continuation agreement with James J. Bennett, its Executive Vice President and Chief Operating Officer. Under the terms of this Agreement, James Bennett will give the Company six months notice of any intention to resign from his present position and will not compete with the Company for two years after the end of his employment with Bio-Rad. Management has agreed to nominate him as director for a period of three years following his resignation from his present position. Following his resignation from his present position, James Bennett will continue to serve as an employee taking on mutually agreed tasks for six weeks in each twelve-month period for up to five years from his resignation. For this six weeks, he will be paid his weekly salary in effect at the time of his resignation plus $2,500 per week. For mutually agreed assignments extending beyond the six weeks, or if James Bennett does not remain a director, his compensation would be at his weekly pay rate in effect at the time of his resignation from his present position. He will be entitled to exercise his stock options for a period of two years after the end of his employment with Bio-Rad.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

    The Compensation Committee is composed of Albert J. Hillman and Philip L. Padou. The Company currently has no interlocking relationships involving any of its Compensation Committee members and no executive officer of the Company serves on the Compensation Committee. James J. Bennett, David Schwartz, Norman Schwartz and Burton A. Zabin participate in general Board of Directors' discussions of compensation, bonuses and stock options. David, Norman and Alice
N. Schwartz were absent from and did not participate in the discussions or decisions concerning the President's compensation.

                     REPORT OF THE COMPENSATION COMMITTEE OF
                             THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors has furnished the following report on executive compensation. The Compensation Committee was formed in December 1993. The report also refers to decisions made by Philip Padou, Albert Hillman and other members of the Board of Directors prior to the formation of the Compensation Committee. The function of the Compensation
Committee is to review and approve the compensation arrangements for the Company's senior management and any compensation plans in which the executive officers and directors are eligible to participate.

OBJECTIVES AND OVERVIEW

    The overall objectives of the Company's executive compensation programs are to:

   o Attract, retain and motivate key executive talent;

   o  Reward key executives based on business performance;

   o  Align executive incentives with the interests of stockholders; and

   o  Encourage the achievement of Company objectives.

    Executive compensation consists of four components: 1) base salary; 2) annual and special incentive bonus payments; 3) long-term incentives in the form of stock options; and 4) contributions to the Company's profit sharing plan. The Company strives to provide a competitive total compensation package to senior management based on professionally compiled surveys of broad groups of companies of comparable size within related industries.

BASE SALARY

    Each year, the Company obtains studies of compensation trends, practices and levels from a variety of nationally recognized independent compensation surveys in order to determine the competitiveness of the pay structure for its senior managers. Within the comparative groups of companies surveyed, the Company sets executive base salaries and total compensation near and below the arithmetic mean of the surveys, respectively. Each executive's base salary is determined by an assessment of the executive's job description and current salary in relation to the salary range designated for the position in the compensation surveys. Adjustments are made when necessary to reflect changes in responsibilities or competitive industry pressures. Each executive's performance is evaluated annually to determine individual merit increases within the overall guidelines established in each year's budget process. For 1996, the Company merit increase guideline was 4.0% and was based on the compensation surveys.

INCENTIVE BONUS PAYMENTS

    Executive officers of the Company, including the President, are eligible for an annual incentive bonus and special bonuses, determined as a percentage of the officers' eligible wages. Annual bonuses are awarded to executive officers, including the President and other key employees of the Company and its operating units, who meet certain annual Company and operating unit goals which are previously established by senior management. The performance factors used in calculating bonuses include sales volume and return on controllable assets, as measured against annual objectives. Performance goals have been established for the Company as a whole and for each operating unit. Bonuses are determined using these performance factors and comparisons to competitive industry standards. The bonus calculation is weighted between Company performance and operating unit performance according to the responsibilities of each executive. In addition to the annual incentive bonuses, special bonuses are awarded by the Board of Directors in recognition of other specific business actions taken during the year which contributed to the strategic growth, profitability or competitiveness of the Company. In the past, these bonuses have been awarded for significant achievements, such as successfully completing acquisitions or divestitures and settling legal disputes. Such bonuses may be distributed over several years. Incentive bonuses may be awarded in cash and/or stock.

    Bonuses for performance in 1996 were awarded in March 1997 and ranged from 1.9% to 27.2% of base salaries. Bonuses for performance in 1995 ranged from 6.3% to 50.0% of base salaries. Because bonuses are based on growth and profitability, trends in bonus awards generally track operating unit and Company performance. Special bonuses are awarded only on completion of specific projects or transactions.

LONG-TERM INCENTIVES

    The Company provides its executive officers and other key employees with long-term incentive compensation through the granting of stock options. The Company believes that stock options provide the Company's key employees with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the stock. Stock options are intended to align executive interests with the interests of stockholders and therefore directly motivate senior management to maximize long-term stockholder value. The stock options also create an incentive to remain with the Company for the long term because the options are vested over a four-year period. Because all options are granted at no less than the fair market value of the underlying stock on the date of grant, stock options provide value to the recipients only when the price of Bio-Rad Common Stock increases over time.

    The Board of Directors has delegated certain responsibilities of administration of the Company's stock option plans to the Stock Option Award Committee. The Stock Option Award Committee is composed of Albert Hillman and Philip Padou and is responsible for determining the timing and distribution of grants subject to the terms of the current option plans. The Stock Option Award Committee also determines the total number of shares granted and the allocation of shares to individual executive officers and key employees. Recommendations from senior management and other factors are considered including: the responsibility level, individual performance and contribution to the Company's business of each officer and key employee. The option grants are submitted to the Board of Directors for ratification and the date of grant is the date of the Board of Directors meeting. In 1996, the Company granted approximately 147,000 options to a group of about 216 executive officers and key employees.

PROFIT SHARING PLAN CONTRIBUTIONS

    The Company's employees who are directors or officers are entitled to participate in the Bio-Rad Laboratories, Inc. Employees' Deferred Profit Sharing Retirement Plan ("Profit Sharing Plan") on the same basis as all other Company employees. The Profit Sharing Plan covers all full-time employees of the Company, or any of its participating subsidiaries, who have completed one year of service. Contributions to the Profit Sharing Plan are determined each year by the Board of Directors in its sole discretion and are allocated among each participant based on the ratio his or her compensation bears to the aggregate compensation of all participants. For 1996, the Board of Directors approved a contribution of 5% of eligible compensation. Participants are vested 100% after five years of service, but funds are not distributed until retirement, termination of employment with the Company or as required by regulation or law.

PRESIDENT'S COMPENSATION

    For 1996, the Compensation Committee was primarily responsible for determining and approving the President's compensation. The President's compensation was compared with compensation of other CEOs in the above mentioned surveys and proxy statements for comparable companies. The salary of David Schwartz is typically set within the mid-range of CEO's salaries surveyed for comparable companies. The salary of David Schwartz was increased 5% in 1996. There was no change in 1995. In July 1994, the salary of David Schwartz was increased by 19%.

    The President's annual bonus is based on the achievement of the Company's financial goals. The same performance criteria are used to calculate his annual bonus as those established for other eligible executive officers. These criteria are discussed above under Incentive Bonus Payments. In March 1997, David Schwartz received a bonus of 17.5% of base salary based on achievement of previously established growth and profitability targets for 1996. The bonus awarded to Mr. Schwartz was in the mid-range of bonuses awarded to CEOs of other comparable companies.

    In 1996, David Schwartz was granted a non-qualified stock option to purchase 36,750 shares of Class B Common Stock. The exercise price of the non-qualified option was 100% of the market price on the date of grant. Pursuant to the general restrictions of the option plan, vesting of incentive stock options granted to David Schwartz is limited to $100,000 per year which results in vesting at a slower rate than other optionees. These option grants were comparable with options granted to CEOs of similar size companies.



    To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax consequences to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                            The Compensation Committee


                                            Albert J. Hillman
                                            Philip L. Padou

                             STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative stockholder returns over the past five years for the Company's Class A Common Stock, the American Stock Exchange Market Value Index and a selected peer group, assuming $100 invested on December 31, 1991 and reinvestment of dividends:


                                IMAGE OMITTED
                              (See table below)


                    1991      1992      1993      1994      1995      1996
                    ----      ----      ----      ----      ----      ----
Bio-Rad             $100      $ 86      $ 51      $140      $215      $227
Peer Group(1)       $100      $106      $107      $120      $169      $194
Amex Market
  Value Index       $100      $101      $121      $110      $139      $148
----------

(1) The peer group consists of the following public companies: Beckman Instruments; Becton Dickinson; Diagnostic Products; KLA Instruments; Life Technologies; Millipore; and Perkin-Elmer. Companies in the peer group were chosen to reflect Bio-Rad's participation in three different markets: life science research products, clinical diagnostics and analytical instruments. No single public or private company has a comparable mix of products which serve the same markets. In many cases, only one division of a peer group company competes in the same markets as Bio-Rad. Collectively, the peer group reflects products and markets similar to Bio-Rad's.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports which they file.

    To the Company's knowledge, based solely upon its review of the copies of such reports furnished to the Company and written representations from certain Insiders that no other reports were required, during fiscal year ended December 31, 1996 all Section 16(a) filing requirements applicable to Insiders were complied with, with the exceptions that George Bers' filing of initial ownership (Form 3) was delayed, as was James J. Bennett's filing of Form 5 (covering one transaction) for his year-end position.

              II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to serve as Bio-Rad's auditors for the fiscal year ending December 31, 1997. A representative of Arthur Andersen LLP is expected to be present at the annual meeting of stockholders to make a statement if he or she desires to do so and to respond to appropriate questions.

    Although it is not required to do so, Bio-Rad wishes to provide stockholders with the opportunity to express their opinion on the selection of auditors, and accordingly is submitting a proposal to ratify the selection of Arthur Andersen LLP. If the stockholders should fail to ratify this proposal, the Board of Directors will consider the selection of another auditing firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                               III. OTHER MATTERS

    At the date of this Proxy Statement, the Board of Directors does not know of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, the shares represented by Proxies will be voted in accordance with the judgment of the persons named in such Proxies.

    The annual report of the Company for the year ended December 31, 1996, including financial statements, has been mailed, or is being mailed concurrently with this Proxy Statement, to all stockholders of the Company as of the record date for the annual meeting.

STOCKHOLDERS OF RECORD ON MARCH 20, 1997 MAY OBTAIN COPIES WITHOUT CHARGE OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) FILED WITH THE SEC BY WRITING TO:

                           BIO-RAD LABORATORIES, INC.
                           ATTN.: CORPORATE SECRETARY
                             1000 ALFRED NOBEL DRIVE
                               HERCULES, CA 94547

                              STOCKHOLDER PROPOSALS

    Proposals intended to be presented by stockholders at the 1998 annual meeting must be received by the Company for inclusion in the 1998 Proxy Statement not later than December 30, 1997.

                                            By order of the Board of Directors
                                            BIO-RAD LABORATORIES, INC.


                                            SANFORD S. WADLER, Secretary


Hercules, California
April 1, 1997